UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2010

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On April 27, 2010, Harsco Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  As of the record date there were 80,505,994 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting 69,759,832, or 86.65% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows (vote totals may not agree due to rounding of fractional shares):

1.           The following individuals were nominated in 2010 to serve until the next Annual Meeting of Stockholders in 2011.  All nominees were elected.  The results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
G. D. H. Butler	58,261,187	4,216,464	7,282,179
K. G. Eddy	61,197,723	1,279,928	7,282,179
S. D. Fazzolari	57,477,505	5,000,146	7,282,179
S. E. Graham	59,140,892	3,336,759	7,282,179
T. D. Growcock	61,261,105	1,216,546	7,282,179
H. W. Knueppel	61,171,710	1,305,941	7,282,179
D. H. Pierce	61,178,958	1,298,693	7,282,179
J. I. Scheiner	58,230,029	4,247,622	7,282,179
A. J. Sordoni, III	58,170,973	4,306,678	7,282,179
R. C. Wilburn	58,159,381	4,318,270	7,282,179

2.           Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,759,154	3,873,311	127,365	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

Date: May 3, 2010	By:	/s/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary